UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2010

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On March 8, 2010, Syntel, Inc. (“Syntel”) received a notice of deficiency from the NASDAQ Stock Market (NASDAQ). The non-compliance cited by NASDAQ is the result of Dr. Vasant Raval’s resignation from Syntel’s Board of Directors, disclosed in a Form 8-K issued by the Company on March 3, 2010. With the departure of Dr. Raval, Syntel is no longer in compliance with NASDAQ Listing Rule 5605(b)(1), which requires Syntel’s Board of Directors to be comprised of a majority of independent directors. Syntel’s Board presently has six members, including three independent directors. NASDAQ Listing Rule 5605 provides a 180-day cure period, as it applies in this case, for Syntel to regain compliance with the independent director requirement. Syntel has initiated a search process and plans to identify another independent director for appointment to its Board of Directors prior to the expiration of the NASDAQ deadline on August 29, 2010.

On March 9, 2010, Syntel, Inc. (the “Company”) issued a press release regarding this matter. A copy of the press release is attached to this Report as Exhibit 99.1.

(b) On March 5, 2010, Syntel notified NASDAQ of the non-compliance described in paragraph (a), which description is incorporated by reference here.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.

(Registrant)

Date March 9, 2010	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 9, 2010.

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